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                                  EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 4, 1999, except for the last paragraph of Note 11 as to which the date is March 19, 1999 relating to the financial statements, which appears in Rhythms NetConnections, Inc., Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

                                              /s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Denver, Colorado

January 12, 2000